Exhibit 13

8tracks TTW House Ad 1

8tracks TTW House Ad 2

8tracks Logged-In Home TTW Banner (Web)

Close-up:

Disclaimer on web:

iOS prompt:

8tracks TTW Playlists

1 - http://8tracks.com/staff-picks/meet-the-8tracks-team

2 - http://8tracks.com/staff-picks/8tracks-selects-our-favorite-dance-music

3 - http://8tracks.com/staff-picks/you-inspire-us

4 - http://8tracks.com/staff-picks/you-inspire-us-too

8tracks Video

Title: Investing in the future of 8tracks

Blog post

https://blog.8tracks.com/2016/03/22/together-we-are-making-crowdfunding-history/

Facebook Posts

Linkedin Posts

Tumblr Posts

Twitter Posts

Video Transcript

David Porter

CEO & Founder, 8tracks

https://vimeo.com/166128578

We launched 8tracks on August 8th, 2008 -- bootstrapping the company for the first three years with no full-time employees.

In August of 2011, we raise our first institutional funding and hired our first employees, and since that time we’ve grown to 30 team members becoming the third largest pureplay internet radio service among US millennials.

8tracks has always been about leveraging the crowd to create great musical experiences. It’s our users that create the programming, it’s our users that promote the programming, so it stood to reason that our users should also have an opportunity to invest directly in that programming.

We wanted to get a sense for whether or not our users would be interested in investing in 8tracks, and so we essentially ran an email survey -- what they call a “testing the waters” campaign, and the results far exceeded expectations.

We had $32,000,000 of interest from over 35,000 individual people. Our campaign has generated the largest number of prospective investors of any equity-based crowdfunding campaign to date.

Because of the amazing response, we filed with the SEC to become one of the first digital music companies to take advantage of equity-based crowdfunding.

Our userbase already today feels some sort of sense of psychological ownership in the company, and with crowdfunding, they can actually own part of the company in an economic sense.

New funding will better allow us to serve our DJs that create the programming, our listeners who tune in to that programming, the brands and agencies that sponsor that programming, and ultimately the artists and labels who provide the content for that programming.

Funding will allow us to build out our music library by adding millions of tracks which DJs can then tap when curating a playlist.

We’ll make it dead simple for listeners to find the type of playlists that they like based on their taste and context. Finally we’ll allow listeners to tune into new devices in the automobile and in the home, and we’ll look to return 8tracks to a global audience.

We’re excited to enable our community to invest in the future of 8tracks.Please visit seedinvest.com/8tracks to learn more. We greatly appreciate your support, and it’s inspiring to see our community come together to make this a reality.

8tracks

Alan Poyer <alan@8tracks.com>

[SENDWITHUS PREVIEW] A message from our CEO

8tracks <contact@8tracks.com> Wed, Apr 20, 2016 at 10:57 AM
Reply-To: contact@8tracks.com
To: alan@8tracks.com

Get the App:

Hi {{ recipient_first_name }},

In an unusual turn, I'm *not* writing today to suggest playlists we've hand-picked for you (though I've slipped in a few that our community love at the end of this email). Instead, I'm writing about potentially **investing in 8tracks**.

Under US law, only wealthy individuals and venture capitalists have historically had the ability to invest in startups. This changed last summer: the JOBS Act now allows anyone to invest in private companies. Unlike typical crowdfunding platforms (like Kickstarter), this new process would allow you to actually own stock in 8tracks.

8tracks was founded to showcase the passion and talent of people who care about great music and wish to share it, delivering the perfect playlist for a listener's taste, time and place. As our DJs and listeners have both created and promoted this infinite soundtrack, so too should they have the opportunity to finance it by taking a stake in the company while we're still relatively small.

New funding would allow us to build out a full music library for DJs, make it easier for listeners to find playlists they like, integrate 8tracks on new platforms, and refine our business model to continue to grow 8tracks for years to come.

This isn't an offer to invest, and as of now you still can't buy shares. **I'd simply like to understand if you would be interested in participating**. If there's broad interest, we may file official paperwork with the Securities and Exchange Commission (SEC) to pursue this new crowdfunding option.

Show Your Interest

Thanks,

David Porter
CEO & founder, 8tracks

Best Tracks of 2015

Meet the 8tracks team

best of 2015 | staff picks | startup | eclectic

Enjoy an assorted sampling of **the 8tracks staff's favorite tracks** from 2015!

Meet the people who spend their waking hours making the 8tracks dream a reality.

8tracks Staff January 19, 2016

BEST OF 2015

indie | Tame Impala | Leon Bridges

A bunch of great songs released in 2015.

gallifreyan December 20, 2015

Turn up for 2016

electronic | dance | party | remix

Here are my favorite remixes of popular songs from the past year to guide you into 2016. Hope all you lovely souls have a safe & enjoyable start to the new year! Turn it up & get dancing!

Harmonic Vibration December 31, 2015

Breakthrough Artists 2015

best of 2015 | good vibes | Mako | indie

My top 15 (because it's 2015) songs this year. Not your typical "pop 100" songs but equally awesome, if not more so. For your enjoyment, I added commentary on why each song made my list, if you like that kind of thing :p

gallifreyan December 31, 2015

Get 8tracks for iOS | Get 8tracks for Android

8tracks

Alan Poyer <alan@8tracks.com>

[SENDWITHUS PREVIEW] An amazing response from our community

8tracks <contact@8tracks.com> Wed, Apr 20, 2016 at 11:14 AM
Reply-To: contact@8tracks.com
To: alan@8tracks.com

Get the App:

Hi {{ recipient_first_name }},

As you know, we recently asked our DJs and listeners whether they'd be interested in investing in 8tracks -- and if so, how much.

The results have been stunning: we received more than **$26,500,000 of investment interest indicated from 30,000+ fans**. It's encouraging to see that so many in our community wish to invest to become actual owners of 8tracks.

The traction has not gone unnoticed: Forbes featured 8tracks as a centerpiece in **this recent article** about the emergence of equity crowdfunding.

It's been a long, fun and rewarding journey. We launched 8tracks on August 8, 2008 - bootstrapping without employees for the first three years of existence. In August 2011, we hired our first full-time employees; we've since grown to 30 team members and built a successful company, raising only $3 million in total funding over 8 years. But there's a lot more we'd like to do to improve 8tracks for DJs, listeners, artists and brands, and your support is important in helping us get there.

New funding will allow 8tracks to make it easier for listeners to find playlists they'll love, and help bring 8tracks to a global audience on a wide variety of new platforms - including the home and car. We'll also be better able to seek direct deals with record labels to build out a complete music library for DJs to create playlists on web and mobile. In short, we'll be able to more fully pursue the vision we've always had for 8tracks: delivering the right playlist for each listener's taste, time and place, with a human touch.

Stay tuned in the coming weeks as we decide whether to act on this outstanding response from the community -- thank you! -- and launch a crowdfunding round.

In the meantime, check out these hand-selected playlists we've found for you!

Thanks,

David Porter
CEO & founder, 8tracks

Top Playlist Picks

8tracks Selects: Our Favorite Dance Music

dance | eclectic | startup | crowdfunding

Get that body moving (or dance in your head if your body doesn't move that way) with our favorite dance songs ever -- spanning a vast range of tastes and sounds.

We're exploring **a crowdfunding path** to allow our community to invest and help make 8tracks amazing for years to come.

8tracks Staff March 3, 2016

All you need

chill | dance | happy | house

feel good / chill / upbeat chill / smooth / relaxing beats

Jayzdubz February 23, 2016

Ones To Watch 2016

new | indie | alternative | 2016

A playlist of musical acts who will be making waves in 2016.

RyReid January 01, 2016

Imperium

instrumental | villains | dark | inspiration

"Light thinks it travels faster than anything but it is wrong. No matter how fast light travels, it finds the darkness has always got there first, and is waiting for it." -Terry Pratchett

Halcyon K. January 04, 2016

Get 8tracks for iOS **Get 8tracks for Android**

CLICK HERE TO UNSUBSCRIBE FROM THESE EMAILS

8tracks

Alan Poyer <alan@8tracks.com>

[SENDWITHUS PREVIEW] Together, we're making crowdfunding history!

8tracks <contact@8tracks.com> Wed, Apr 20, 2016 at 11:35 AM
Reply-To: contact@8tracks.com
To: alan@8tracks.com

Get the App:

Hi {{ recipient_first_name }},

This week, we're filing with the SEC to make it possible for anyone to buy shares in 8tracks -- making us one of the very first music companies to announce an equity crowdfunding round.

Over the past couple of months, we've asked our listeners and DJs if they'd contribute to this crowdfunding path for 8tracks. Your response has been astounding, with over $30,000,000 of investment interest expressed by 30,000+ fans!

Sufficiently inspired, we felt the urge to channel our feelings through this playlist we made for you:

❤ You inspire us ❤

inspiration | eclectic | crowdfunding | hope

The SEC normally takes two or three months to review applications, so we're planning to launch our live funding round near the end of May or early June.

We've partnered with our friends at SeedInvest to help us through the equity crowdfunding process. Visit them here to learn more about 8tracks and keep updated on our funding progress.

Learn more about crowdfunding 8tracks

Thank you once again for your encouraging responses. We're thrilled to embark on this adventure with you to make 8tracks better for years to come.

Best,

David Porter
CEO & founder, 8tracks

Inspiring Playlists

Run Sapient, run

eletronic | workout | techno | space

ethereal sprint into the Other.

raskill

Hero Rising

hero | writing | inspiration | hope

Your protagonist has suffered falls but their triumph is all about getting back up. With courage, determination, a bit of hope and lot of epic, your protagonist is now on their way to becoming a hero. So get out there, face the storm and touch the sky.

inkyalison

you are limitless..

study | inspirational | motivation | success

Studying might be painful but you'll get through it.. Here's a playlist to help you feel motivated when you are not

shuukyo

Get 8tracks for iOS **Get 8tracks for Android**

CLICK HERE TO UNSUBSCRIBE FROM THESE EMAILS

8tracks

Alan Poyer <alan@8tracks.com>

[SENDWITHUS PREVIEW] Private Link - Reserve Shares in 8tracks Today

8tracks <contact@8tracks.com> Thu, May 12, 2016 at 12:46 PM
Reply-To: contact@8tracks.com
To: alan@8tracks.com

Hi ,

A select group of people (including you) are now able to reserve shares in 8tracks.

Over the past several months, we've received over $33,000,000 of investment interest from more than 35,000 people. Based on the outstanding response, we've decided to publicly file with the SEC to pursue equity crowdfunding for our Series A round, **which will be limited to $11,000,000**. In just a few weeks, we plan on launching our live fundraising campaign - accepting actual investments from the general public.

We'd like to extend an invitation to reserve shares in 8tracks before this campaign becomes open to everyone.

We've partnered with the funding platform SeedInvest to assist us over the next couple months. They will be sending you confirmation links and information to guide you through the process.

Here is your private link for setting up an investor account on SeedInvest and reserving shares in 8tracks before the general public.

Your Private Invitation Link

We are so humbled by your response and continued support. We believe that the future of radio will be created by people coming together over a shared

love of music, and it's inspiring to see the community do just that to make 8tracks thrive.

Best,

David Porter
CEO & founder, 8tracks

P.S. Help us go even further and show your support by sharing the news on Tumblr, Twitter, Facebook, and especially on playlists you make with the hashtag #back8tracks. We'll be looking for your posts so we can show our appreciation. :)

Recent Press Articles

Take a look at some of the latest press coverage on 8tracks' crowdfunding path from RAIN, MarketWatch, The Next Web, and Forbes.

8tracks Plans Regulation A+ Crowdfunded Equity Offering

Crowd-Curated Music Site Taps Its Users for Funding

8tracks Looks to Crowdfunding for Its Next Round of Investment to Keep Growing

Music Startups Launch Successful Equity Crowdfunding Campaigns

Playlists For You

Our Favorite Songs (so far) of 2016

2016 | staff picks | eclectic | #back8tracks

We're feeling pretty positive about 2016. Some truly amazing new music has been released recently--a small sample of which our team has compiled here--and we've seen an incredible outpouring of community support for our upcoming equity crowdfunding campaign!

Staff Picks

The Sun Will Rise Like It Always Does

chill | study | electronic | happy

Okay the end of the school year is getting closer and I know we're all just crawling to the finish line, so here's a mix I hope you'll love whether you're doing homework, travelling, sleepy, dancing, whatever.

ourmountainsound

2016 so far - part II

new music | hits | 2016 | pop

21 outstanding hits in 2016 so far.

---

itsbruna

Ultimate Country Mix of 2016

new music | hits | 2016 | pop

Play, kick back, relax.

KaitlynShaw99

Get 8tracks for iOS **Get 8tracks for Android**

UNSUBSCRIBE FROM THESE EMAILS


Are you interested in
crowdfunding 8tracks?*
FIND OUT MORE
*see disclaimer

●○○○○ T-Mobile Wi-Fi 12:47 PM

LISTENING HISTORY




"I have gotten so used to melancholy
that I greet it like an old friend."

Beats & Bourbon ÷ Vol. 9

BEATS RELAXING CHILL INSTRUMENTAL HIP-...

INVESTING IN 8TRACKS ✕

A select group of people (including you) are now able to reserve shares in 8tracks.

Reserve Your Shares




PLATINUM
PLAY VIA YOUTUBE

Meet the 8tracks team

January 19, 2016 | 20 tracks | ▶ 25,645 | ♥ 3,322 | Stats

Bicep · Chairlift · Kink · eclectic · crowdfunding · s

#back8tracks

LIKED · COLLECT · SHARE · EDIT



by Staff Picks STAFF

FOLLOWING

NOTES

To get to know the team behind 8tracks, enjoy this assorted sampling featuring each team member's favorite track from 2015.

We're considering allowing our community to invest in 8tracks and own stock in the company. We'd like to get your feedback on whether to pursue this option. Let us know what you think: http://8trx.com/1nq3cW8

8tracks was founded to showcase the passion and talent of people who care about great music and wish to share it, delivering the perfect playlist for a listener's taste, time and place. As our DJs and listeners have both created and promoted this infinite soundtrack, so too should they have the opportunity to finance it by taking a stake in the company while we're still relatively small.

Meet the people who spend their waking hours making the 8tracks dream a reality: http://8trx.com/1ZMlqB4

Cover photo is a 360° view of the 8tracks loft in Mission-Dolores, SF taken by our Lead Designer @or2or3or4.

Disclaimer: 8tracks, Inc. (8tracks) is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No offer or sales of the securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, the Company must first register and qualify the offering with both State and Federal regulators. No offer of securities will be made without a registration statement.

20 TRACKS



by Staff Picks STAFF

FOLLOWING

NOTES

Get that body moving (or dance in your head if your body doesn't move that way) with our favorite dance songs ever -- spanning a vast range of tastes and sounds.

We're exploring a crowdfunding path to allow our community to invest and help make 8tracks amazing for years to come. We'd like your feedback. Let us know what you think: http://8trx.com/1nq3cW8

8tracks was founded to showcase the passion and talent of people who care about great music and wish to share it, delivering the perfect playlist for a listener's taste, time and place. Our DJs and listeners have created and promoted this infinite soundtrack; they should have the opportunity to finance it by taking a stake in the company while we're still relatively small.

Learn more about the dancetastic 8tracks team: http://8trx.com/1ZMIqB4

Disclaimer: 8tracks, Inc. (8tracks) is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No offer or sales of the securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, the Company must first register and qualify the offering with both State and Federal regulators. No offer of securities will be made without a registration statement.

24 TRACKS



by Staff Picks STAFF

FOLLOWING

NOTES

The past couple of months we've been exploring a crowdfunding path to allow our community to invest in 8tracks. The response has been astounding, with nearly $30 million of investment interest expressed by 30,000+ fans!

We simply couldn't contain our excitement, so what better way to share it with you than with this playlist featuring the 8tracks team's favorite inspiring tracks.

Visit here to learn more about investing in 8tracks: https://www.seedinvest.com/8tracks/series.a

We're thrilled to see your support for this new way to make 8tracks better for years to come!

Cover artwork by the talented Maximillian Piras (@maximillian).

Disclaimer: 8tracks, Inc. (8tracks) is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No offer or sales of the securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, the Company must first register and qualify the offering with both State and Federal regulators. No offer of securities will be made without a registration statement.

22 TRACKS



by Staff Picks STAFF

FOLLOWING

NOTES

The past couple of months we've been exploring a crowdfunding path to allow our community to invest in 8tracks. The response has been astounding, with over $32 million of investment interest expressed by 30,000+ fans!

We still can't contain our excitement! So, we put together another playlist featuring more of the 8tracks team's favorite inspiring tracks.

Visit here to learn more about investing in 8tracks: https://www.seedinvest.com/8tracks/series.a

We're thrilled to see your support for this new way to make 8tracks better for years to come!

Cover artwork by the talented Maximillian Piras (@maximillian).

Disclaimer: 8tracks, Inc. (8tracks) is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No offer or sales of the securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, the Company must first register and qualify the offering with both State and Federal regulators. No offer of securities will be made without a registration statement.

14 TRACKS



by Staff Picks STAFF

FOLLOWING

NOTES

We're feeling pretty positive about 2016. Some truly amazing new music has been released recently--a small sample of which our team has compiled here--and we've seen an incredible outpouring of community support for our upcoming equity crowdfunding campaign!

Over the past several months, more than 35,000 supporters have indicated investment interest of over $32,500,000. Thanks to this unbelievable response, we're looking toward a very bright future! Stay tuned for more updates as we move towards our live fundraising round in just a few weeks.

Learn more about investing in 8tracks here: https://www.seedinvest.com/8tracks/series.a

Cover artwork crafted by the talented Maximillian Piras (@maximillian).

Disclaimer: 8tracks, Inc. (8tracks) is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No offer or sales of the securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, the Company must first register and qualify the offering with both State and Federal regulators. No offer of securities will be made without a registration statement.

15 TRACKS



Investing in the Future of 8tracks

Share

▶ 0 ♥ 0 1 0 Download Share

Get ready to #back8tracks, because you can now reserve shares in 8tracks and become a part of the future of crowd-curated playlists. Learn more here: **8trx.com/backing8trxhere**

Music by the talented Matthew Cieplak (aka Data/Debt): **8tracks.com/datadebt**
Graphics by creative extraordinaire Maximillian Piras: **8tracks.com/maximillian**

© 8tracks, Inc. (8tracks) is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from **seedinvest.com/8tracks/series.a**

TOGETHER, WE'RE MAKING CROWDFUNDING HISTORY!

March 22, 2016 | by David Porter | Edit

This week, we're filing with the SEC to make it possible for anyone to buy shares in 8tracks — making us one of the very first music companies to announce an equity crowdfunding round.

Over the past couple of months, we've asked our listeners and DJs if they'd contribute to this crowdfunding path for 8tracks. The response has been astounding, with over $30,000,000 of investment interest expressed by 30,000+ fans!

Sufficiently inspired, we felt the urge to channel our feelings through this playlist we made for you:

❤ YOU INSPIRE US ❤





This type of crowdfunding hasn't always been available to startups. Until last summer, only accredited investors — people who earn more than $200,000 per year or have a net worth greater than $1 million — were primarily allowed to buy shares in private companies without relying on very particular regulatory exemptions. Thankfully, the US Jobs Act now makes it possible for anyone to invest in emerging companies.

With only $3.3 million in total funding, 8tracks has accomplished much over the past 8 years — serving 16+ million listeners over time and streaming more than 20m hours per month.

30,000 PEOPLE INTERESTED	$800 AVERAGE INDICATION

$30,000,000+

IN INDICATIONS OF INTEREST

New funding will allow us to bring 8tracks back to a global audience, extend access to new platforms in the home and car, and make it easier for listeners to find playlists they'll love. We'll also be equipped to pursue direct deals with record labels to offer a complete music library for making playlists on web and mobile.

The SEC normally takes two or three months to review applications, so we're planning to launch our live funding round near the end of May or early June.

We've partnered with our friends at SeedInvest to help us through the equity crowdfunding process. **Visit them here** to indicate interest in investing and keep updated on our funding progress.

Learn more about crowdfunding 8tracks

Thank you once again for your support. We're thrilled to embark on this adventure with you to make 8tracks better for years to come.

Disclaimer: © 8tracks, Inc. (8tracks) is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No offer or sales of the securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, the Company must first register and qualify the offering with both State and Federal regulators. No offer of securities will be made without a registration statement.

8tracks

Published by Michael Todd [?] · March 3 ·

We're exploring a new way for anyone to invest in 8tracks. Want to become a part of the 29k+ people who have already shown their interest? https://www.seedinvest.com/8tracks/series.a

We're exploring this crowdfunding option, in part, to help bring 8tracks to a global audience once again.

8tracks, Inc. ("8tracks") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.



8tracks
Published by Michael Todd [?] · March 23 at 1:14pm ·

You've shown your interest, and we're floored by your support. We've reached over $30 million in indicated interest and are going to be moving forward in our journey to let anyone invest in the future of crowd-curated playlists. Read more about it here: http://8trx.com/1nq3cW8
8tracks, Inc. ("8tracks") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

30,000
PEOPLE
INTERESTED

$800
AVERAGE
INDICATION

$30,000,000+
IN INDICATIONS OF INTEREST

8tracks
Published by Michael Todd [?] · April 11 at 10:20am ·

The 8tracks community has always been amazing, but even we couldn't have guessed just how supportive you all would be. We have over $30 million in indicated interest to invest in 8tracks and are incredibly excited to be moving forward with our plan to let anyone become an investor. Read more about it here: http://8trx.com/1nq3cW8

8tracks, Inc. ("8tracks") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.


8tracks

8tracks Indicated investment interest? Over $30 million. 8tracks users have shown their love for crowd-curated playlists and the future of the community they've helped create. We're happy to announce that we will finally be moving forward with our plan to let anyone become an investor and join us in our journey. You can read more about it and show your own interest here: http://8trx.com/1nq3cW8

30,000
PEOPLE
INTERESTED

$800
AVERAGE
INDICATION

$30,000,000+
IN INDICATIONS OF INTEREST

Like (16) · Comment · Share · 27 days ago



We're exploring a new way for anyone to invest in 8tracks. **Want to become a part of the 29k+ people who have already shown their interest?**
https://www.seedinvest.com/8tracks/series.a
We're exploring this crowdfunding option, in part, to help bring 8tracks to a global audience once again.

8tracks, Inc. ("8tracks") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

ON MAR 3, 2016 WITH 24 NOTES REBLOG / SHOW TAGS

30,000 PEOPLE INTERESTED

$800 AVERAGE INDICATION

$30,000,000+ IN INDICATIONS OF INTEREST

8tracks:

> **All of you who make up the 8tracks community are the reason that we keep doing what we do every day.** From your incredible playlists, to your supportive messages for our team, you impress us constantly and today is no exception. We've been asking over the past couple of months if our community would be interested in investing in 8tracks and we're happy to say that the response has been amazing. With over $30 million in indicated interest we are moving forward with this plan to let any member of our community become an investor. Read more here and join the journey: http://8trx.com/1nq3cW8
>
> ---
>
> 8tracks, Inc. ("8tracks") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

ON APR 3, 2016 WITH 86 NOTES

REBLOG

30,000
PEOPLE INTERESTED

$800
AVERAGE INDICATION

$30,000,000+
IN INDICATIONS OF INTEREST

All of you who make up the 8tracks community are the reason that we keep doing what we do every day. From your incredible playlists, to your supportive messages for our team, you impress us constantly and today is no exception. We've been asking over the past couple of months if our community would be interested in investing in 8tracks and we're happy to say that the response has been amazing. With over $30 million in indicated interest we are moving forward with this plan to let any member of our community become an investor. Read more here and join the journey: http://8trx.com/1nq3cW8

8tracks, Inc. ("8tracks") is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission.

ON MAR 23, 2016 WITH 86 NOTES

REBLOG / SHOW TAGS

8tracks @8tracks · Apr 7

Want to invest in crowd-curated playlists? Join 30,000+ fans who've shown their interest: 8trx.com/1nq3cW8

30,000
PEOPLE
INTERESTED

$800
AVERAGE
INDICATION

$30,000,000+
IN INDICATIONS OF INTEREST

2 2

8tracks @8tracks · Mar 29

Want to invest in the future of crowd-curated playlists? We're exploring a new way for @8tracks to grow here:

8tracks

Our mission is to be the best place for people who care about music to create and discover thoughtfully curated playlists. In essence, 8tracks is a platform for online mi...

seedinvest.com

5 4

8tracks @8tracks · Mar 27

Our community has been amazing in supporting us as we move forward with our journey to let anyone invest in 8tracks:

8tracks

Our mission is to be the best place for people who care about music to create and discover thoughtfully curated playlists. In essence, 8tracks is a platform for online mi...

seedinvest.com

2 8

8tracks @8tracks · Mar 23

We reached over $30 million in indicated interest towards investing in @8tracks, incredible! 8trx.com/1nq3cW8



2 21

8tracks @8tracks · Mar 3

Love crowd-curated playlists? We're exploring a new way for anyone to invest in 8tracks: seedinvest.com/8tracks/series...



13 19

Internet Radio Startup 8tracks Has Launched on SeedInvest

We're excited to announce that music streaming service 8tracks has launched a testing the waters campaign on SeedInvest and has already received over $24 million of investment interest from over 29,000 people.

8tracks enables over 17 million users to discover and share music. The 8tracks community includes over 6 million active monthly users who listen to over 20 million hours of music each month. Existing investors in 8tracks include Andreessen Horowitz, Silicon Valley Bank, Index Ventures, the owner of Warner Music Group, and the chairman of Atlantic Records.

At this stage 8tracks is only testing the waters to gauge potential interest from investors to decide whether they should go down this route versus more traditional venture capital. Note that all indications of interest are non-binding and do not commit you to actually invest. Click here to let us know you would potentially be interested in investing in 8tracks:

8tracks on SeedInvest

The response received so far from the 8tracks user base is a testament to the significant potential of equity crowdfunding and the ability to turn passionate customers into investors for the first time.

Best,
The SeedInvest Team

SeedInvest
February 11 · New York ·

Internet radio startup 8tracks has received over $25 million in indicated interest on SeedInvest https://www.seedinvest.com/8tracks/series.a 8tracks is testing the waters to gauge market demand from potential investors. To make an investment in any deal currently testing the waters on the SeedInvest platform available to the general public, 8tracks must first qualify the offering with Federal regulators. Prior to doing so, 8tracks is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer of securities will be made without a registration statement.



8tracks



8tracks

SeedInvest @SeedInvest · Feb 11

Internet radio startup @8tracks reaches $25 million in indicated interest on @SeedInvest crowdfundinsider.com/2016/02/81502- … See

8tracks

Our mission is to be the best place for people who care about music to create and discover thoughtfully curated playlists. In...

seedinvest.com

11 28

8tracks Investment Update

8tracks has received over $29.5 million in indications of interest and the company has some exciting news coming soon about their Series A on SeedInvest. 8tracks has over 6 million monthly active users who listen to over 20 million hours of music each month. The round was covered in Forbes.

Other Startup Investments

WayBetter is the creator of DietBet, a leading social dieting app. WayBetter makes motivational games that help people achieve their health and wellness goals. They have over 350,000 paying customers who have together lost over 4 million pounds of weight. The company recently opened their live investment round on SeedInvest and is currently accepting investments from all investors. The company has an official offering circular that can be downloaded from SeedInvest.

Virtuix is a virtual reality hardware startup. They are the makers of the Omni virtual reality treadmill and have sold over $2 million in pre-orders. The company has completed their testing the waters campaign and is currently accepting advance reservations before their live campaign opens next week.

Startup Investing News

Title III is the name of the new equity crowdfunding rules for small companies. These new campaigns will be launching on May 16. If you are an entrepreneur, then you can let us know about your startup by applying to raise capital.

Startup Investments on SeedInvest

All investors can now invest as little as $1,000 in startups on SeedInvest. We invite you to join 1,200 peopl who have invested over $5 million into startups through SeedInvest in the past month.

WayBetter

WayBetter is the creator of DietBet. The company makes motivational games that help people achieve the health and wellness goals. DietBet has helped over 350,000 players collectively log weight loss of over 4 million pounds, players have won over $18 million, and the company has processed over $25 million in transactions. WayBetter has recently received investments from over 350 investors on SeedInvest.

Virtuix

Virtuix is the creator of the Omni, a multi-directional platform for virtual reality. Virtuix is accepting investments from both accredited and non-accredited investors and has received ~$4 million in investment from over 900 individual investors and 5 institutional investors. The company was recently featured on Jim Cramer's Mad Money on CNBC.

DSTLD

DSTLD is disrupting the fashion industry with fairly priced, direct-to-consumer premium essentials. Over 21,000 customers to date. The company has received over $12 million in investment interest and plans to accept investments in the next few months. You can indicate investment interest before they begin accepting investments.

8tracks

8tracks provides crowd-curated internet radio. Over 6 million monthly active users. The company has received over $30 million in investment interest from over 35,000 investors and plans to accept investment in the next few months. You can indicate investment interest before they begin accepting investments.

Worthpoint

WorthPoint is an online database for researching, valuing, buying and selling antiques, art, and vintage collectibles. The company recently began accepting indications of investment interest and has received over $2.5 million in investment interest thus far.

SeedInvest Academy

SeedInvest Academy contains helpful articles and guides to investing in startups. You can read about the importance of diversification and how to plan a portfolio of startup investments.

Virtuix is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from:
www.seedinvest.com/virtuix/series.a/file/60761/download

WayBetter is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from:
www.seedinvest.com/waybetter/series.b/file/62880/download

Now Accepting Reservations – *the following is a potential investment opportunity under Regulation A*

8tracks: A crowd-curated internet radio platform. Over 6 million monthly active users. Opportunity to reserve shares in 8tracks before the company opens its investment opportunity to the general public. New video overview of potential 8tracks investment opportunity.

Live Startups – *offered through SI Securities ("SI Securities")*

Virtuix: Makes the Omni, a multi-directional platform for virtual reality. Over $4.8 million in investments so far. The company was recently featured on Jim Cramer's Mad Money on CNBC. Offering circular available for download.

WayBetter: Makes motivational games that help people achieve their health and wellness goals. WayBetter paid out their 20,000,000th dollar in winnings to players who met their goal weight. Their flagship product DietBet has helped over 350,000 players collectively lose over 4 million pounds. Offering circular available for download.

Crowdfunding Startups – *offered through SI Portal, LLC ("SI Portal")*

MF Fire: An app-driven, ultra-clean wood stove, engineered for the perfect burn. Sales pipeline: $3,000,000. Product Reservations: +972% in last 6 months.

StartMart: A coworking space that fuels the growth of new business. 10% monthly organic growth. Partnered with 16 local colleges / universities.

Testing the Waters– *the following are potential investment opportunities under Regulation A*

DSTLD: Offers fairly priced, direct-to-consumer premium essentials and is disrupting the $200bn fast fashion market. Testing the waters for Series A, over $15 million in interest from over 3,700 people.

Keen Home: Makes the world's first smart home air vent. $1.9 million revenue to date. 28,000 units shipped. Testing the waters, over $7.6 million in interest from over 1,000 people. Recently featured on Shark Tank.

Events:

SeedInvest CEO Ryan Feit will be speaking at the Benzinga Fintech Awards Gala taking place on May 24 in NYC. The event will feature topics including fintech, digital currencies, alternative investments, and crowdfunding. Tickets are available at BZAwards.com.

Risks & Disclosures
Investor Pitch Deck
Offering Circular

FAQs About Investing
Contact SeedInvest

Artists and labels, particularly those of the independent variety, love 8tracks as it provides an opportunity for exposure. The 8tracks audience is musically adventurous and loves discovering new music. Artists and labels can pay to promote a song after a playlist that is stylistically similar to that promoted song.

Brands love 8tracks as it provides an opportunity to reach millennials. 88% of our audience is aged 18-34, and that audience is highly engaged, early adopting, and culturally influential. Advertisers can run standard IAB advertising units, video ads, and native sponsored playlists on the platform. Top clients include Under Armour, Red Bull, and Victoria's Secret.

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8tracks office.

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Media Mentions

TC TNW THE NEXT WEB VB TIME Mashable lifehacker
Billboard Bloomberg Business MarketWatch Forbes theguardian engadget

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Team Story

8tracks founder David Porter conceived of 8tracks as a mash-up of London's electronic music scene of the late 1990s and one specific feature of the original Napster.

Rewind to 1996: David moved to London with accounting firm Arthur Andersen and quickly took to what was the vibrant mecca of electronic music at the time. A novel aspect of electronic music's fandom was its focus on the DJ. Given so many fragmented producers of electronic music spanning myriad subgenres, listeners needed a musical sherpa, a human filter, to make sense of it all. Whether the listener discovered music on BBC Radio 1 or pirate radio, from a compilation CD or at the club, it was the DJ -- not the artist -- who served as the focal point for music discovery.

Fast forward to 1999: Napster had recently launched. While the service itself wouldn't last, David thought one feature was game-changing: the Hotlist Button, which allowed a user to see all of the MP3 files on another user's hard drive. This was arguably the first example of online social music discovery. It was as if you had walked into a complete stranger's home to check out his music collection, knowing in advance that you had shared musical tastes.

As more music became available because of the decreasing costs of production and distribution, David believed the need for curation and discovery was accelerating. To address this opportunity, he applied the DJ paradigm that he knew and loved in London to bring order to the Napster Hotlist feature: the vision for 8tracks was to be a social network focused on the creation and consumption of streaming playlists. The NASDAQ crashed the following spring, and the VCs with whom David spoke -- while intrigued by the concept of a social music service -- urged him to get firsthand experience before building the company. He joined Live365, an early internet radio service that also featured stations created by a subset of its users, and soon cut his teeth leading the digital music startup. Eight years later, David launched 8tracks on August 8th, 2008.

8tracks quickly spread through word of mouth, amplified by social media. Themed playlists that captured shared cultural moments proved particularly popular. Web visitors jumped from 30,000 in February 2009 to 300,000 in March 2009 when 2 such playlists blew up on StumbleUpon: "Songs that make you feel better" (happy songs for recessionary times) and "The Ocarina of Rhyme" (featuring classic hip hop music alongside the soundtrack to the video game Zelda). Social sharing has driven growth -- and backlinks -- ever since, and those backlinks now help 8tracks rank highly for most search queries that include a genre, activity, or mood next to words like music, playlist, or mix.

8tracks remains a small team focused on doing the right thing for our customers. We love beautiful, smart products. Our goal is to deliver the highest quality to our listeners, DJs, artists and brands -- in effect, to "matchmake" among these stakeholders. To that end, 8tracks is building ever-better recommendation systems, an improved first-time user flow to ensure new listeners find playlists they'll love, and integrations with on-demand subscription services to offer interactive access to 8tracks playlists and drive music subscriptions.

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Founders



David Porter
CEO

David Porter is the CEO and founder of 8tracks. Until 2006, he helped lead Live365, the pioneer of "social" internet radio, achieving profitability in 2005. David wrote the plan for what is now 8tracks during business school at Berkeley, informed in large part by the DJ scene in London of the late 1990s. His favorite band remains New Order.

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Key Team Members



Peter Buettner
VP, ENGINEERING



Sam Filer
DIRECTOR, FINANCE & OPERATIONS

Notable Advisors & Investors



Fred Mcintyre

Index Ventures
Investor, Multi-stage international venture capital firm.

Andreessen Horowitz
Investor, Silicon Valley-based venture capital firm.

Silicon Valley Bank
Investor, Investment Bank with 27 U.S. offices.

SA **Steve Aoki**

PT **Pete Tong**

SV **SoftTech Ventures**

JM **Jon Maples**

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Term Sheet

Fundraising Description

Round description	Series A
Round size	US $11,000,000
Minimum investment	US $100

Key Terms

Security Type	Preferred Equity
Pre-money valuation	US $28,000,000

Prior Rounds


$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Seed (Preferred)
Seed (Preferred)
Current Series A (Preferred)

Seed

Round size	US $1,899,456
Close date	Aug 3, 2011
Security Type	Preferred Equity
Pre-money valuation	US $5,000,000

Seed

Round size	US $1,404,980
Close date	Aug 7, 2014
Security Type	Preferred Equity
Pre-money valuation	US $15,000,000

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Risks and Disclosures

What is this page about?

This is 8tracks' fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the 8tracks' Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about 8tracks' fundraise that you should review before investing.

How will 8tracks use this funding?

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New funding will help us make it easier for listeners to find playlists they'll like, and create new ways to hear the right playlist at the right time - giving a refreshing listening experience specially tuned to all your favorite kinds of music.

We plan to offer a more complete music library by adding millions of free tracks for anyone to use and streamline the ability for people to make playlists anywhere - even on their phones.

We'll be empowered to bring 8tracks to a global audience, add support for new platforms, and build a variety of new features for DJs and listeners. Expanding our 8tracks Plus offering for paid subscribers will also be essential for our future.

What are the benefits of investing?

The biggest benefit for our entire community is that 8tracks continues, and will have the opportunity to grow and thrive into the future. In terms of individual benefit, you receive non-voting preferred shares in 8tracks. Most startups don't pay dividends, as the idea is to reinvest any profits to drive more growth. However, you would stand to benefit if 8tracks were to be acquired or go public down the road. Stated another way, as an investor you can see the same benefit as any other VC or angel investor in terms of ROI.

If I'm outside the US, can I still invest?

Anyone can invest, regardless of location, but the setup procedure is a bit different for non-US citizens. Investors can be verified using a government issued photo ID that has a date of birth (such as a driver's license). Please email SeedInvest directly at contactus@seedinvest.com for help with the account verification process to allow investments to be executed on your account.

How do I keep track of this investment?

You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement. In addition to monthly account statements, you may also receive periodic updates from 8tracks about their business.

What are the risks of this investment?

This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. You should carefully consider the specific information and risks disclosed in 8tracks' profile and Offering Circular.

What if I change my mind about investing?

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Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your shares have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, let SeedInvest know by emailing contactus@seedinvest.com.

How can I sell my shares in the future?

Currently there is no market or liquidity for these shares. Right now 8tracks does not plan to list these shares on a national exchange or another secondary market. At some point 8tracks may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when 8tracks either lists their shares on an exchange, is acquired, or goes bankrupt.

What will I need to complete my investment?

To make an investment, you will need the following for regulatory reasons:

1. Personal information such as your current address and phone number

2. Employment and employer information

3. Net worth and income information

4. Social Security Number

5. ABA bank routing number (found on personal checks or bank statement)

Can I become a verified investor without providing my social security number or passport?

Yes. Investors can be verified using a government issued photo ID that has a date of birth (such as a driver's license). Please email SeedInvest directly at contactus@seedinvest.com for help with the account verification process to allow investments to be executed on your account.

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How does investing on SeedInvest work?

When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by 8tracks. Once 8tracks accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to 8tracks in exchange for your shares. At that point, you will be a proud owner in 8tracks.

Why do you need my income and net worth?

We require your income and net worth because the SEC has placed important investment limitations for your protection. If you are non-accredited, your investment per offering cannot be more than 10% of your income or net worth, whichever is greater. We will rely on your stated income and net worth to determine your maximum investment per company.

General Risks and Disclosures

Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company which can be found in this company profile and the documents in the data room below.

Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for these shares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt.

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The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events — through continuing disclosure that you can use to evaluate the status of your investment.

Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds.

Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud.

Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital firms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the benefit of such professional investors.

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8tracks
May 2016

DOWNLOAD

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8tracks's Preliminary Offering Circular

The offering circular is the formal legal document filed with the SEC for a Regulation A offering and provides facts that an investor needs to make an informed investment decision. The offering circular includes an overview of company and company's business, historical financials and capitalization, and key risk factors.

Download 8tracks's Preliminary Offering Circular here.

Frequently Asked Questions

About Reg A Offerings

What does it mean that the SEC has qualified this offering?

"The SEC has qualified this offering" means the SEC has permitted 8tracks to offer for sale the securities described in the Offering Circular to investors such as you. The SEC is not judging the merits, accuracy, or completeness of the offering and information in the Offering Circular. Rather, the SEC is merely ensuring 8tracks has met all legal disclosure and regulatory requirements necessary to make these shares available to you.

FAQs About Investing
Contact SeedInvest

Making an Investment in 8tracks

How does investing work?
When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by 8tracks. Once 8tracks accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to 8tracks in exchange for your shares. At that point, you will be a proud owner in 8tracks.

What is the difference between preferred equity and a convertible note?
Preferred equity is usually issued to outside investors and carries rights and conditions that are different from that of common stock. For example, preferred equity may include rights that prevent or minimize the effects of dilution or grants special privileges in situations when the company is sold.

A *convertible note* is a unique form of debt that converts into equity, usually in conjunction with a future financing round. The investor effectively loans money to a startup with the expectation that they will receive equity in the company in the future at a discounted price per share when the company raises its next round of financing.

To learn more about startup investment types check out "How to Choose a Startup Investment" in our academy.

What will I need to complete my investment?
To make an investment, you will need the following information readily available:

1. Personal information such as your current address and phone number
2. Employment and employer information
3. Net worth and income information
4. Social Security Number or government-issued identification
5. ABA bank routing number and checking account number (typically found on a personal check or bank statement)

What if I change my mind about investing?
Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your shares have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, please email us at cancellations@seedinvest.com. Please include your name, the company's name, the amount, the investment number, and the date your made your investment.

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After My Investment

How can I sell my shares in the future?
Currently there is no market or liquidity for these shares. Right now 8tracks does not plan to list these shares on a national exchange or another secondary market. At some point 8tracks may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when 8tracks either lists their shares on an exchange, is acquired, or goes bankrupt.

How do I keep track of this investment?
You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement.

Other General Questions

What is this page about?

This is 8tracks's fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the 8tracks's Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about 8tracks's fundraise that you should review before investing.

What are the risks of this investment?

This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. In addition to these risks, you should carefully consider the specific information and risks disclosed in 8tracks's profile and Offering Circular.

Footnotes

The digital music rankings above exclude services that are not ranked distinctly by comScore (such as music services from Apple and Google) and services that are primarily focused on on-demand streaming (such as Spotify and SoundCloud).